Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novavax, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of Novavax, Inc., included in the 2005 Annual Report to Shareholders of Novavax, Inc.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-22685) of Novavax, Inc., and

(2)	Registration Statement (Form S-3 No. 333-118181) of Novavax, Inc., and

(3)	Registration Statement (Form S-3 No. 333-118210) of Novavax, Inc., and

(4)	Registration Statement (Form S-3 No. 333-130568) of Novavax, Inc., and

(5)	Registration Statement (Form S-8 No. 33-80277) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(6)	Registration Statement (Form S-8 No. 33-80279) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(7)	Registration Statement (Form S-8 No. 333-77611) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(8)	Registration Statement (Form S-8 No. 333-46000) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(9)	Registration Statement (Form S-8 No. 333-97931) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(10)	Registration Statement (Form S-8 No. 333-110401) pertaining to the Employee Benefit Plans of Novavax, Inc., and

(11)	Registration Statement (Form S-8 No. 333-130990) pertaining to the Employee Benefit Plans of Novavax, Inc.;
of our report dated March 3, 2006, with respect to the consolidated financial statements of Novavax, Inc. incorporated herein by reference and our report dated March 3, 2006, with respect to Novavax, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Novavax, Inc., included herein.
/s/ Ernst & Young LLP
March 3, 2006